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                                                                      EXHIBIT 12


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)





                                                          Year Ended December 31,

                                                      2000          1999          1998
                                                  ----------    ----------    ----------
Pretax income                                     $  226,707    $   45,629    $  199,981

Add fixed charges as adjusted (from below)            37,655        31,165        16,040
                                                  ----------    ----------    ----------
        Earnings                                  $  264,362    $   76,794    $  216,021
                                                  ----------    ----------    ----------

Fixed charges:
    Interest expense:
        Interest on indebtedness                  $   28,122    $   30,088    $   14,974
        Capitalized                                    2,021           154         2,648
    Amortization of debt expense                       7,248           307           489
    Interest portion of rental expense                 2,285           770           577
                                                  ----------    ----------    ----------
    Fixed charges before adjustments                  39,676        31,319        18,688
    Less capitalized interest                         (2,021)         (154)       (2,648)
                                                  ----------    ----------    ----------

    Fixed charges as adjusted                     $   37,655    $   31,165    $   16,040
                                                  ----------    ----------    ----------

Ratio (earnings divided by fixed charges
     before adjustments)                                6.66          2.45         11.56
                                                  ----------    ----------    ----------